Free Writing Prospectus

Filed pursuant to Rule 433

Registration No. 333-132348-01

March 27, 2007

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Important Information

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.

Certificates

Class	Approximate Size ($)(1)	Coupon(2)	Day Count	Exp. WAL (Call/Mat) (3)(4)	Exp Prin Win (Call/Mat) (3)(4)	Type	Exp. Ratings (Mdy/S&P/F)	Payment Delay Days	ERISA Eligible
A-S	[200,000,000]	1 m L+[ ]	Act/360	[2.05]/[2.39]	[1-66]/[1-171]	Pro Rata(5)	Aaa/AAA/AAA	0	Yes
A-M	[50,000,000]	1 m L+[ ]	Act/360	[2.05]/[2.39]	[1-66]/[1-171]	Pro Rata(5)	Aaa/AAA/AAA	0	Yes
A-1F	[154,770,000]	[ ]	30/360	[0.80]/[0.80]	[1-21]/[1-21]	Sequential(6)	Aaa/AAA/AAA	19	Yes
A-1V	[123,630,000]	1 m L+[ ]	Act/360	[0.80]/[0.80]	[1-21]/[1-21]	Sequential(6)	Aaa/AAA/AAA	0	Yes
A-2F	[35,000,000]	[ ]	30/360	[2.00]/[2.00]	[21-28]/[21-28]	Sequential(6)	Aaa/AAA/AAA	19	Yes
A-2V	[29,200,000]	1 m L+[ ]	Act/360	[2.00]/[2.00]	[21-28]/[21-28]	Sequential(6)	Aaa/AAA/AAA	0	Yes
A-3F	[50,000,000]	[ ]	30/360	[3.00]/[3.00]	[28-56]/[28-56]	Sequential(6)	Aaa/AAA/AAA	19	Yes
A-3V	[37,400,000]	1 m L+[ ]	Act/360	[3.00]/[3.00]	[28-56]/[28-56]	Sequential(6)	Aaa/AAA/AAA	0	Yes
A-4	[79,820,000]	1 m L+[ ]	Act/360	[5.38]/[7.58]	[56-66]/[56-171]	Sequential	Aaa/AAA/AAA	0	Yes
M-1	[46,820,000]	1 m L+[ ]	Act/360	[4.62]/[5.62]	[44-66]/[44-147]	Sequential	[Aa1/AA+/AA+]	0	No
M-2	[39,190,000]	1 m L+[ ]	Act/360	[4.53]/[5.50]	[42-66]/[42-140]	Sequential	[Aa2/AA/AA]	0	No

Final Scheduled Distribution Date: [March 20, 2036].

Notes:

(1)	The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.
(2)	The Certificates will be subject to a Net Rate Cap as described herein.

(3) The Certificates are priced to a 15% optional clean-up call (as a percentage of the aggregate initial principal amount of the Certificates). Margins on the Class A-S, A-M, A-1V, A-2V, A-3V and A-4 Certificates are equal to two times their respective initial margins for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date. Margins on the Class M-1 and M-2 Certificates are equal to 1.5 times their respective initial margins for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date. Coupons on the Class A-1F, A-2F and A-3F Certificates are equal to the sum of (i) their respective initial coupons and (ii) 0.50%, for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date.

(4)	Based on the prepayment Pricing Speed as described below.

(5) On the Credit Support Depletion Date and on each Distribution Date thereafter, the Class A-S and Class A-M Certificates shall receive principal distributions sequentially.

(6)	Payments to Class A Certificates having the same numerical designation will be made on a pro-rata basis.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Offered Certificates:	The Class A-S, A-M, A-1F, A-1V, A-2F, A-2V, A-3F, A-3V, A-4, M-1 and M-2 Certificates.

Pricing Speed:	100% PPC: 100% PPC assumes on a seasoning adjusted basis that prepayments start at 0% CPR in month one, increase by approximately 1.3158% each month to 25% CPR in month twenty, and remain at 25% CPR thereafter.

Lead Manager:	HSBC Securities (USA) Inc. (HSBC Securities (USA) Inc. is an affiliate of HSBC Finance, the Sellers and the Depositor).

Co-Managers:	[ ].

Expected Pricing Date:	On or about April [19], 2007.

Expected Closing Date:	On or about April [26], 2007.

Tax Status:

For federal income tax purposes, the trust will be treated as a real estate mortgage investment conduit (“REMIC”).

ERISA Eligibility:	The Class A Certificates are expected to be ERISA eligible subject to the considerations described in the Prospectus and Prospectus Supplement. The Class M-1 and Class M-2 certificates are not ERISA eligible.

SMMEA Eligibility:	The Offered Certificates will NOT constitute “mortgage related securities” for purposes of SMMEA.

Distribution Dates:	The 20th of each month, or if such day is not a business day, the next succeeding business day, beginning in May 2007.

Issuing Entity:	HSBC Home Equity Loan Trust (USA) 2007-1.

Sellers:	Wholly-owned subsidiaries of HSBC Finance Corporation, including subsidiaries of Beneficial Company LLC.

Certificates:	Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-1 (the “Certificates”).

Certificate Group 1:	The Class A-S and A-M Certificates.

Certificate Group 2:	The Class A-1F, A-1V, A-2F, A-2V, A-3F, A-3V and A-4 Certificates.

Class A Certificates:	The Class A-S, A-M, A-1F, A-1V, A-2F, A-2V, A-3F, A-3V and A-4 Certificates.

Fixed Rate Certificates:	The Class A-1F, A-2F and A-3F Certificates.

Floating Rate Certificates:	The Class A-S, A-M, A-1V, A-2V, A-3V, A-4, M-1 and M-2 Certificates.

Payment Delay Days:	For the Floating Rate Certificates, 0 days. For the Fixed Rate Certificates, 19 days.

Residual Certificate:	The Issuing Entity will issue a Residual Certificate that will be initially retained by the Depositor.

Depositor:	HSBC Home Equity Loan Corporation II.

Sponsor and Servicer:	HSBC Finance Corporation (“HSBC Finance”).

Trustee:	U.S. Bank National Association.

Administrator:	HSBC Bank USA, National Association.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Servicing Fee:	0.50% per annum of the outstanding principal balance of each Home Equity Loan as of the first day of the related Collection Period.

Statistical Cut-Off Date:	The close of business on March 6, 2007.

Cut-Off Date:	The close of business on [March 31], 2007.

Home Equity Loans:	As of the Statistical Cut-Off Date, the Home Equity Loans consist of 9,017 closed-end, declining or fixed rate, fully amortizing Home Equity Loans with an aggregate principal balance of approximately $1,017,845,048 as of the Statistical Cut-Off Date. The Home Equity Loans are secured by first or second liens on one-to-four family residential properties. All of the Home Equity Loans are simple interest Home Equity Loans, which require that each monthly payment contains an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of that Home Equity Loan multiplied by the applicable monthly interest rate for the number of days in the period elapsed since the preceding payment of interest was made.

The information presented with respect to the Home Equity Loans in this preliminary term sheet is as of the Statistical Cut-Off Date. Between the Statistical Cut-Off Date and the Cut-Off Date, certain of the Home Equity Loans may prepay in full and certain other home equity loans may experience amortization. As a result, the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date is expected to be smaller than the aggregate principal balance of the Home Equity Loans as of the Statistical Cut-Off Date.

For collateral statistics please see the “Description of the Statistical Cut-Off Date Collateral” below.

Accrued Interest:	The price to be paid by investors for the Floating Rate Certificates will not include accrued interest (i.e. settle flat, 0 delay days).

The price to be paid by investors for the Fixed Rate Certificates will include accrued interest from the Cut-Off Date up to, but not including the Closing Date.

Collection Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs, except that with respect to the initial Distribution Date, the Collection Period is the period beginning on the day immediately following the Cut-Off Date and ending on April 30, 2007.

Interest Accrual Period:	Regarding the Floating Rate Certificates, the Interest Accrual Period with respect to any Distribution Date (other than the first Distribution Date) will be the period beginning with the previous Distribution Date and ending on the day prior to such Distribution Date. For the first Distribution Date and the Floating Rate Certificates, the Interest Accrual Period will begin on the Closing Date and end on the day prior to the first Distribution Date. Interest will accrue during each Interest Accrual Period on an actual/360 day count basis.

Regarding the Fixed Rate Certificates, the Interest Accrual Period with respect to any Distribution Date (other than the first Distribution Date) will be the calendar month preceding that Distribution Date. For the first Distribution Date, and the Fixed Rate Certificates, the Interest Accrual Period will begin on April [1], 2007 and end on April 30, 2007. Interest will accrue during each Interest Accrual Period on a 30/360 day count basis.

Form of Offered Certificates:	Book entry form, same day funds (through DTC, and if applicable, Euroclear and Clearstream).

Optional Termination Date:	On the Distribution Date immediately following the Distribution Date on which the aggregate principal balance of the Certificates falls below 15% of the aggregate principal balance of the Certificates on the Closing Date after giving effect to distributions on that Distribution Date (such immediately following Distribution Date being referred to herein as the “Optional Termination Date”), the Servicer will have the option to purchase the remaining Home Equity Loans from the Issuing Entity. To the extent that the Servicer does not exercise its optional termination on the Optional Termination Date, then with respect to any Interest Accrual Period relating to a Distribution Date thereafter, the Offered Certificates will be subject to a Step-up Coupon as described below.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Monthly Servicer Advances:	The Servicer will not make advances relating to delinquent payments of principal and interest with respect to any Home Equity Loan included in the assets of the Issuing Entity.

Compensating Interest: The Servicer is obligated to offset the aggregate Prepayment Interest Shortfall for any Distribution Date to the extent of its aggregate Servicing Fee for such Distribution Date. Any Compensating Interest remitted by the Servicer for any Distribution Date will be considered to be part of the net interest collections, and hence, part of the Available Distribution Amount, for such Distribution Date.

Credit Enhancement:

1)      Excess Interest: Because more interest is expected to be paid by the borrowers than is necessary to pay interest on the Offered Certificates and other expenses of the Issuing Entity each month, there is expected to be excess interest which may be used to make additional distributions of principal on the Offered Certificates.

2)      Overcollateralization: The excess of the aggregate principal balance of the Home Equity Loans over the aggregate principal balance of the Offered Certificates represents overcollateralization which will absorb losses on the Home Equity Loans to the extent not covered by Excess Interest. The overcollateralization will be represented by the Residual Certificate, which will initially be held by the Depositor. The Excess Interest described above will be distributed to the Offered Certificates as principal if the Interim Overcollateralization Amount is below the required level. This will reduce the principal balance of the Offered Certificates faster than the principal balance of the Home Equity Loans until the Targeted Overcollateralization Amount is reached. As of the Closing Date, the Overcollateralization Amount will be approximately equal to the Targeted Overcollateralization Amount.

3)      Subordination: Distributions of interest will be made first concurrently to the Class A Certificates pro rata, then to the Class M-1 Certificates, and then to the Class M-2 Certificates, in that order, as described in further detail below under "Principal and Interest Distributions." Distributions of principal will be made first to the Class A Certificates and then sequentially to the Class M-1 and Class M-2 Certificates, in that order, as described in further detail below under "Principal and Interest Distributions." To the extent that funds available to pay interest and/or principal are insufficient, the classes of Offered Certificates with higher relative distribution priorities will receive distributions of interest and/or principal prior to the classes of Offered Certificates with lower relative distribution priorities, as described in further detail below under "Principal and Interest Distributions".

Amount:	Targeted Overcollateralization With respect to any Distribution Date (x) prior to the Stepdown Date, an amount equal to [16.90]% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date, and (y) on and after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) [33.80]% of the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period and (ii) [1.00]% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date, or (z) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Interim Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of (x) the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period over (y) (1) the aggregate principal balance of the Offered Certificates immediately prior to such Distribution Date minus (2) the principal collections received on the Home Equity Loans during the related Collection Period.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Interim Overcollateralization Deficiency:	With respect to any Distribution Date, the excess, if any, of the Targeted Overcollateralization Amount for such Distribution Date over the Interim Overcollateralization Amount for such Distribution Date. Overcollateralization Release

Amount:	With respect to any Distribution Date, the amount (but not in excess of the principal collections received during the related Collection Period) equal to the excess, if any, of (i) the Interim Overcollateralization Amount for such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of (x) the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period over (y) the aggregate principal balance of the Offered Certificates (after taking into account any distributions of principal on such Distribution Date). The initial overcollateralization amount will be equal to approximately [16.90]% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Stepdown Date:	The earlier of (i) the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero and (ii) the later of (x) the Distribution Date in May 2010 and (y) the first Distribution Date on which the aggregate principal balance of the Class A Certificates (after taking into account any anticipated distributions of principal on such Distribution Date) is less than or equal to [49.30]% of the aggregate principal balance of the Home Equity Loans as of the last day of the Collection Period.

Prepayment Interest Shortfall:	With respect to any Distribution Date and any Home Equity Loans that were prepaid in full in the related Collection Period, an aggregate amount equal to the excess, if any, of (x) thirty days’ interest on the aggregate outstanding principal balance of such Home Equity Loans at their respective net loan rates, over (y) the aggregate amount of interest actually remitted by the related borrowers in connection with such principal prepayments in full.

Trigger Event:	Will be in effect on any Distribution Date on or after the Stepdown Date on which either (i) the three month rolling average of the Two Payment Plus Delinquency Percentage for such Distribution Date equals or exceeds [11.50]%, or (ii) the Cumulative Loss Percentage for such Distribution Date exceeds the percentage for such Distribution Date set forth below.

Two Payment Plus Delinquency Percentage:	As to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all Home Equity Loans that are two (2) or more payments contractually delinquent, including those Home Equity Loans in bankruptcy, foreclosure or REO, and the denominator of which is the aggregate principal balance of the Home Equity Loans as of the end of such Collection Period.

Cumulative Loss Percentage:	With respect to any Distribution Date on or after the Stepdown Date, the fraction (expressed as a percentage) obtained by dividing (i) the cumulative realized losses through the end of such Collection Period by (ii) the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Cumulative Loss Percentage Trigger:	With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event will be in effect if the Cumulative Loss Percentage exceeds the values defined below:

Distribution Dates	Cumulative Loss Percentage
May 2010 – April 2011	[6.10]%
May 2011 – April 2012	[10.40]%
May 2012 – April 2013	[13.80]%
May 2013 and thereafter	[15.75]%

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Applied Realized Loss Amount:	With respect to any Distribution Date on which either the Class M-1 or Class M-2 Certificates are outstanding, if after giving effect to all distributions on such Distribution Date, the aggregate principal balance of the Offered Certificates exceeds the aggregate principal balance of the Home Equity Loans, the principal balances of the Class M-1 and M-2 Certificates will be reduced by such excess, first to the Class M-2 Certificates, until such class has been reduced to zero; and second to the Class M-1 Certificates, until such class has been reduced to zero. Any such reduction will be an “Applied Realized Loss Amount.” If the principal balance of a class is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the principal balance after giving effect to such reduction. The principal balances of the Class A Certificates will not be reduced on account of the Applied Realized Loss Amounts even if the principal balances of the Class M-1 and M-2 certificates have been reduced to zero.

Unpaid Realized Loss Amount:

With respect to each Distribution Date and each of the Class M-1 and M-2 Certificates, the excess, if any, of (i) the sum of all Applied Realized Loss Amounts with respect to each such class on all previous Distribution Dates over (ii) the sum of all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class M-1 and M-2 Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the principal balance of that class.

Certificate Group 1 Percentage:

With respect to any Distribution Date, the quotient, expressed as a decimal, of the aggregate principal balance of the Certificates in Certificate Group 1 immediately prior to such Distribution Date, divided by the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date.

Certificate Group 2 Percentage:

With respect to any Distribution Date, the quotient, expressed as a decimal, of the aggregate principal balance of the Certificates in Certificate Group 2 immediately prior to such Distribution Date, divided by the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date.

Credit Support Depletion Date:

The first Distribution Date following the Distribution Date on which the aggregate principal balances of the Class M-1 and M-2 Certificates and the Overcollateralization Amount have been reduced to zero.

Principal and Interest Distribution Priority:	On each Distribution Date, the Administrator will pay amounts on deposit in the collection account, to the extent of the Available Distribution Amount in the following order:

(I)     concurrently to the holders of each class of Class A Certificates, pro rata based on each class’ respective entitlement, the Current Interest and any Interest Carry Forward Amount for each such class and Distribution Date;

(II) to the holders of the Class M-1 Certificates, the Current Interest and Interest Carry Forward Amount for such class and Distribution Date; and

(III) to the holders of the Class M-2 Certificates, the Current Interest and Interest Carry Forward Amount for such class and Distribution Date.

On each Distribution Date (a) prior to the Stepdown Date or (b) on and after the Stepdown Date and with respect to which a Trigger Event is in effect, the Principal Distribution Amount shall be paid, to the extent of the Available Distribution Amount remaining after distributions of interest have been made pursuant to (I), (II) and (III) above, in the following amounts and order of priority:

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

(1) To the holders of the Class A Certificates, concurrently and pro rata as follows:

(a) to the holders of Certificates in Certificate Group 1, the Certificate Group 1 Percentage of the Principal Distribution Amount:

(i) with respect to any Distribution Date prior to the Credit Support Depletion Date, concurrently to the Class A-S and Class A-M certificates, pro-rata, until the principal balances thereof have been reduced to zero;

(ii) with respect to any Distribution Date on or after the Credit Support Depletion Date, sequentially to the Class A-S and Class A-M Certificates, in that order, in each case until the principal balance thereof has been reduced to zero;

(b) to the holders of Certificates in Certificate Group 2, the Certificate Group 2 Percentage of the Principal Distribution Amount as follows:

(i) first, concurrently to the holders of the Class A-1F and Class A-1V Certificates, pro rata, until the principal balances thereof have been reduced to zero;

(ii) second, concurrently to the holders of the Class A-2F and Class A-2V Certificates, pro rata, until the principal balances thereof have been reduced to zero;

(iii) third, concurrently to the holders of the Class A-3F and Class A-3V Certificates, pro rata, until the principal balances thereof have been reduced to zero; and

(iv) fourth, to the holders of the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

(2) To the holders of the Class M-1 Certificates until the principal balance thereof has been reduced to zero; and

(3) To the holders of the Class M-2 Certificates until the principal balance thereof has been reduced to zero.

On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Principal Distribution Amount shall be paid, to the extent of the Available Distribution Amount remaining after distributions of interest have been made pursuant to (I), (II) and (III) above, in the following amounts and order of priority:

(1) To the holders of the Class A Certificates, concurrently and pro rata as follows:

(a) to the holders of Certificates in Certificate Group 1, the Certificate Group 1 Percentage of the Class A Principal Distribution Amount:

(i) with respect to any Distribution Date prior to the Credit Support Depletion Date, concurrently to the Class A-S and Class A-M certificates, pro-rata, until the principal balances thereof have been reduced to zero;

(ii) with respect to any Distribution Date on or after the Credit Support Depletion Date, sequentially to the Class A-S and Class A-M Certificates, in that order, in each case until the principal balance thereof has been reduced to zero;

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

(b)to the holders of Certificates in Certificate Group 2, the Certificate Group 2 Percentage of the Class A Principal Distribution Amount as follows:

(i)first, concurrently to the holders of the Class A-1F and Class A-1V Certificates, pro rata, until the principal balances thereof have been reduced to zero;

(ii)second, concurrently to the holders of the Class A-2F and Class A-2V Certificates, pro rata, until the principal balances thereof have been reduced to zero;

(iii)third, concurrently to the holders of the Class A-3F and Class A-3V Certificates, pro rata, until the principal balances thereof have been reduced to zero; and

(iv)fourth, to the holders of the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

(2)To the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the principal balance thereof has been reduced to zero; and

(3)To the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the principal balance thereof has been reduced to zero.

With respect to any Distribution Date, any Available Distribution Amount remaining following the distributions of interest pursuant to clauses (I), (II) and (III) above and the distribution of the Principal Distribution Amount as described above will be paid as follows:

(1)to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

(2)to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

(3)concurrently, to the holders of the Offered Certificates, the Net Rate Carryover Amounts for each such class and Distribution Date, pro rata based on each class’ respective Net Rate Carryover Amount; and

(4)to the holders of the Residual Certificates.

Monthly Excess Cashflow:	With respect to any Distribution Date, the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum of (i) interest distributions on the Offered Certificates pursuant to clauses (I), (II) and (III) above, and (ii) the principal collections for the related Collection Period.

Net Rate Cap:

With respect to each Distribution Date, a per annum rate equal to the weighted average of the net loan rates of the Home Equity Loans, in each case outstanding as of the first day of the related Collection Period, multiplied in the case of the Floating Rate Certificates only by a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period.

Pass-Through Rate:

Each class of Offered Certificates will accrue interest during each Interest Accrual Period at a rate per annum equal to the lesser of (i) the Formula Rate for such class and Interest Accrual Period and (ii) the Net Rate Cap for the related Distribution Date.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Formula Rate:	With respect to each of the Floating Rate Certificates and their respective Interest Accrual Period, a per annum rate equal to the sum of (a) 1-month LIBOR for such Interest Accrual Period and (b) the applicable margin for such class and Interest Accrual Period.

With respect to each class of Fixed Rate Certificates, a per annum rate equal to the applicable fixed rate for such class and Interest Accrual Period.

Current Interest:	With respect to any Distribution Date and each class of Offered Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the principal balance of such class of Certificates immediately prior to the Distribution Date at the applicable Pass-Through Rate.

Interest Carry Forward Amount:

With respect to any Distribution Date and each class of Offered Certificates, the sum of (x) the amount, if any, by which (i) the sum of the Current Interest and any unpaid Interest Carry Forward Amount from the immediately preceding Distribution Date for such class of Certificates exceeded (ii) the amount of the actual distributions in respect of such amounts made to such class of Certificates on such immediately preceding Distribution Date plus (y) interest on such excess calculated for the related Interest Accrual Period at the related Pass-Through Rate.

Net Rate Carryover Amount:	With respect to any Distribution Date and each class of Offered Certificates, the sum of (i) the excess, if any, of interest accrued on such class of Certificates during the related Interest Accrual Period at the applicable Formula Rate over interest due on such class of Certificates at the applicable Pass-Through Rate; (ii) any Net Rate Carryover Amount for such class remaining unpaid from the immediately preceding Distribution Date; and (iii) interest on the amount in clause (ii) at the applicable Formula Rate.

Step-up Coupon:	If the optional termination right is not exercised by the Servicer on the Optional Termination Date, then with respect to any Interest Accrual Period relating to a Distribution Date following the Optional Termination Date, the margins on the Class A-S, A-M, A-1V, A-2V, A-3V and A-4 Certificates will be equal to two times their related initial margins, the margins on the Class M-1 and M-2 Certificates will be equal to 1.5 times their related initial margins and the coupons on the Class A-1F, A-2F and A-3F Certificates will be equal to the sum of (i) their related initial fixed rate and (ii) 0.50%.

Available Distribution Amount:

The sum of (a) principal and net interest collections received on the Home Equity Loans during the related Collection Period only and (b) any amounts required to be paid in connection with the termination of the Issuing Entity.

Principal Distribution Amount:

With respect to any Distribution Date, the sum of (a) the principal collections received on the Home Equity Loans during the related Collection Period plus (b) the Extra Principal Distribution Amount, if any, minus (c) for Distribution Dates occurring on and after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

Extra Principal Distribution

Amount:	The lesser of (i) the Monthly Excess Cashflow and (ii) the Interim Overcollateralization Deficiency. Class A Principal Distribution

Amount:	With respect to any Distribution Date, the excess of (x) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [49.30]% and (ii) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (B) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Class M-1 Principal Distribution Amount:	With respect to any Distribution Date, the excess, if any, of (a) the sum of (1) the aggregate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the principal balance of the Class M-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (1) the product of (x) [58.50]% and (y) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (2) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Class M-2 Principal Distribution Amount:	With respect to any Distribution Date, the excess, if any, of (a) the sum of (1) the aggregate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (3) the Class M-2 certificate principal balance immediately prior to such Distribution Date over (b) the lesser of (1) the product of (x) [66.20]% and (y) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (2) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Certificate Summary (To Call)
Classes A-S and A-M
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	13.51	4.07	2.82	2.05	1.45	1.11	0.77
First Principal Distribution Date	May-07	May07	May07	May-07	May-07	May-07	May-07
Last Principal Distribution Date	Jun-31	Aug-17	Aug-14	Oct-12	Aug-11	Dec-09	Feb-09
Principal Distribution Window (Months)	290	124	88	66	52	32	22
Classes A-1F and A-1V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	8.07	1.59	1.08	0.80	0.63	0.51	0.35
First Principal Distribution Date	May-07	May-07	May-07	May-07	May-07	May-07	May-07
Last Principal Distribution Date	Aug-21	Sep-10	Aug-09	Jan-09	Sep-08	May-08	Jan-08
Principal Distribution Window (Months)	172	41	28	21	17	13	9
Classes A-2F and A-2V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	15.49	3.96	2.69	2.00	1.56	1.26	0.87
First Principal Distribution Date	Aug-21	Sep-10	Aug-09	Jan-09	Sep-08	May-08	Jan-08
Last Principal Distribution Date	Dec-23	Nov-11	May-10	Aug-09	Feb-09	Oct-08	Apr-08
Principal Distribution Window (Months)	29	15	10	8	6	6	4
Class A-3F and A-3V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	19.83	6.50	4.49	3.00	2.15	1.73	1.19
First Principal Distribution Date	Dec-23	Nov-11	May-10	Aug-09	Feb-09	Oct08	Apr08
Last Principal Distribution Date	Mar-30	Apr-16	Jul-13	Dec-11	Nov09	May09	Sep08
Principal Distribution Window (Months)	76	54	39	29	10	8	6
Class A-4
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	24.01	10.16	7.18	5.38	3.47	2.39	1.65
First Principal Distribution Date	Mar-30	Apr-16	Jul-13	Dec-11	Nov-09	May-09	Sep-08
Last Principal Distribution Date	Jun-31	Aug-17	Aug-14	Oct-12	Aug-11	Dec-09	Feb-09
Principal Distribution Window (Months)	16	17	14	11	22	8	6
Class M-1
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	21.79	8.22	5.75	4.62	4.31	2.64	1.81
First Principal Distribution Date	Nov-23	Oct-11	May-10	Dec-10	Aug-11	Dec-09	Feb-09
Last Principal Distribution Date	Jun-31	Aug-17	Aug-14	Oct-12	Aug-11	Dec-09	Feb-09
Principal Distribution Window (Months)	92	71	52	23	1	1	1
Class M-2
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	21.79	8.22	5.75	4.53	4.24	2.64	1.81
First Principal Distribution Date	Nov-23	Oct-11	May-10	Oct-10	Apr-11	Dec-09	Feb-09
Last Principal Distribution Date	Jun-31	Aug-17	Aug-14	Oct-12	Aug-11	Dec-09	Feb-09
Principal Distribution Window (Months)	92	71	52	25	5	1	1

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Certificate Summary (To Maturity)
Classes A-S and A-M
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	13.75	4.64	3.26	2.39	1.69	1.11	0.77
First Principal Distribution Date	May-07	May-07	May-07	May-07	May-07	May-07	May-07
Last Principal Distribution Date	Dec-34	Jul-30	Jun-25	Jul-21	Sep-18	Feb-10	Apr-09
Principal Distribution Window (Months)	332	279	218	171	137	34	24
Classes A-1F and A-1V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	8.07	1.59	1.08	0.80	0.63	0.51	0.35
First Principal Distribution Date	May-07	May-07	May-07	May-07	May-07	May-07	May-07
Last Principal Distribution Date	Aug-21	Sep-10	Aug-09	Jan-09	Sep-08	May-08	Jan-08
Principal Distribution Window (Months)	172	41	28	21	17	13	9
Classes A-2F and A-2V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	15.49	3.96	2.69	2.00	1.56	1.26	0.87
First Principal Distribution Date	Aug-21	Sep-10	Aug-09	Jan-09	Sep-08	May-08	Jan-08
Last Principal Distribution Date	Dec-23	Nov-11	May-10	Aug-09	Feb-09	Oct-08	Apr-08
Principal Distribution Window (Months)	29	15	10	8	6	6	4
Class A-3F and A-3V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	19.83	6.50	4.49	3.00	2.15	1.73	1.19
First Principal Distribution Date	Dec-23	Nov-11	May-10	Aug-09	Feb-09	Oct-08	Apr-08
Last Principal Distribution Date	Mar-30	Apr-16	Jul-13	Dec-11	Nov-09	May-09	Sep-08
Principal Distribution Window (Months)	76	54	39	29	10	8	6
Class A-4
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	25.53	13.78	9.98	7.58	5.02	2.41	1.66
First Principal Distribution Date	Mar-30	Apr-16	Jul-13	Dec-11	Nov-09	May-09	Sep-08
Last Principal Distribution Date	Dec-34	Jul-30	Jun-25	Jul-21	Sep-18	Feb-10	Apr-09
Principal Distribution Window (Months)	58	172	144	116	107	10	8
Class M-1
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	22.51	9.88	7.02	5.62	5.57	6.60	4.21
First Principal Distribution Date	Nov-23	Oct-11	May-10	Dec-10	Oct-11	Feb-10	Apr-09
Last Principal Distribution Date	Oct-34	Apr-28	Mar-23	Jul-19	Jan-17	Jul-16	Oct-13
Principal Distribution Window (Months)	132	199	155	104	64	78	55
Class M-2
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	22.50	9.84	6.99	5.50	5.03	5.04	3.67
First Principal Distribution Date	Nov-23	Oct-11	May-10	Oct-10	Apr-11	Aug-11	Jun-10
Last Principal Distribution Date	Sep-34	Jul-27	Jun-22	Dec-18	Aug-16	Nov-14	Jul-12
Principal Distribution Window (Months)	131	190	146	99	65	40	26

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Pricing Speed

100% PPC:

100% PPC assumes on a seasoning adjusted basis that prepayments start at 0% CPR in month one, increase by approximately 1.3158% each month to 25% CPR in month twenty, and remain at 25% CPR thereafter.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Available Funds Schedule P(1)P

Period	Distribution Date	Class A-S Cap (%)[2]	Class A-M Cap (%)[2]	Class A-1V Cap (%)[2]P	Class A-2V Cap (%)[2]	Class A-3V Cap (%)[2]	Class A-4 Cap (%)[2]	Class M-1 Cap (%)[2]	Class M-2 Cap (%)[2]
1	20-May-07	15.74	15.78	15.81	15.86	15.79	15.83	15.90	15.98
2	20-Jun-07	10.75	10.73	10.75	10.77	10.76	10.77	10.79	10.83
3	20-Jul-07	11.22	11.10	11.12	11.15	11.18	11.20	11.17	11.21
4	20-Aug-07	10.97	10.76	10.78	10.80	10.88	10.90	10.82	10.86
5	20-Sep-07	11.10	10.78	10.79	10.82	10.95	10.97	10.84	10.88
6	20-Oct-07	11.62	11.15	11.17	11.19	11.38	11.40	11.22	11.26
7	20-Nov-07	11.41	10.81	10.82	10.85	11.09	11.11	10.87	10.91
8	20-Dec-07	11.99	11.18	11.20	11.23	11.54	11.56	11.25	11.29
9	20-Jan-08	11.82	10.84	10.85	10.88	11.24	11.27	10.90	10.94
10	20-Feb-08	12.07	10.85	10.87	10.90	11.33	11.35	10.92	10.96
11	20-Mar-08	13.24	11.61	11.63	11.66	12.20	12.23	11.69	11.73
12	20-Apr-08	12.74	10.88	10.90	10.93	11.51	11.53	10.95	10.99
13	20-May-08	13.63	11.26	11.28	11.31	11.99	12.01	11.33	11.37
14	20-Jun-08	13.75	10.91	10.93	10.96	11.70	11.73	10.98	11.02
15	20-Jul-08	14.97	11.29	11.31	11.34	12.20	12.23	11.37	11.41
16	20-Aug-08	15.48	10.95	10.97	11.00	11.92	11.95	11.02	11.06
17	20-Sep-08	16.91	10.97	10.99	11.01	12.04	12.07	11.04	11.08
18	20-Oct-08	19.79	11.35	11.37	11.40	12.57	12.60	11.42	11.47
19	20-Nov-08	23.14	11.00	11.02	11.05	12.30	12.33	11.07	11.12
20	20-Dec-08	33.43	11.38	11.40	11.43	12.85	12.88	11.46	11.50
21	20-Jan-09	75.75	11.03	11.05	11.08	12.59	12.62	11.11	11.15
22	20-Feb-09	0.00	11.31	11.07	11.10	12.74	12.77	11.12	11.17
23	20-Mar-09	0.00	13.30	12.27	12.30	14.29	14.32	12.33	12.38
24	20-Apr-09	0.00	13.02	11.09	11.12	13.08	13.11	11.15	11.19
25	20-May-09	0.00	15.09	11.48	11.51	13.70	13.74	11.53	11.58
26	20-Jun-09	0.00	17.53	11.12	11.15	13.46	13.49	11.18	11.22
27	20-Jul-09	0.00	25.86	11.51	11.54	14.13	14.17	11.56	11.61
28	20-Aug-09	0.00	89.21	11.15	11.18	13.90	13.94	11.21	11.25
29	20-Sep-09	0.00	0.00	11.43	11.20	14.15	14.19	11.22	11.27
30	20-Oct-09	0.00	0.00	12.26	11.59	14.90	14.94	11.61	11.66
31	20-Nov-09	0.00	0.00	12.38	11.23	14.71	14.75	11.26	11.30
32	20-Dec-09	0.00	0.00	13.44	11.62	15.53	15.58	11.65	11.70
33	20-Jan-10	0.00	0.00	13.82	11.26	15.38	15.43	11.29	11.34
34	20-Feb-10	0.00	0.00	14.89	11.28	15.76	15.81	11.31	11.36

1) Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.

2) Includes any Net Rate Carryover Amount.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Available Funds Schedule Cont.P(1)P

Period	Distribution Date	Class A-S Cap (%)[2]	Class A-M Cap (%)[2]	Class A-1V Cap (%)[2]	Class A-2V Cap (%)[2]	Class A-3V Cap (%)[2]	Class A-4 Cap (%)[2]	Class M-1 Cap (%)[2]	Class M-2 Cap (%)[2]
35	20-Mar-10	0.00	0.00	18.17	12.50	17.92	17.99	12.53	12.58
36	20-Apr-10	0.00	0.00	18.71	11.31	16.66	16.72	11.33	11.39
37	20-May-10	0.00	0.00	161.20	45.06	105.11	105.78	45.34	45.86
38	20-Jun-10	0.00	0.00	150.28	43.00	98.46	99.09	43.27	43.77
39	20-Jul-10	0.00	0.00	149.60	43.80	98.48	99.11	44.07	44.58
40	20-Aug-10	0.00	0.00	139.32	41.81	92.20	92.79	42.07	42.56
41	20-Sep-10	0.00	0.00	134.01	41.25	89.17	89.75	41.50	41.99
42	20-Oct-10	0.00	0.00	89.93	30.26	61.07	61.45	30.43	30.75
43	20-Nov-10	0.00	0.00	53.43	20.46	37.48	37.70	20.56	21.95
44	20-Dec-10	0.00	0.00	53.52	20.97	37.77	37.99	21.07	25.23
45	20-Jan-11	0.00	0.00	50.23	20.14	35.67	35.87	20.56	26.95
46	20-Feb-11	0.00	0.00	48.74	19.99	34.82	35.02	21.89	27.00
47	20-Mar-11	0.00	0.00	52.47	21.94	37.69	37.90	25.99	29.94
48	20-Apr-11	0.00	0.00	46.06	19.67	33.28	33.46	25.45	27.08
49	20-May-11	0.00	0.00	47.27	20.17	33.76	33.95	28.40	28.03
50	20-Jun-11	0.00	0.00	50.33	19.37	32.58	32.76	27.49	27.14
51	20-Jul-11	0.00	0.00	58.37	19.85	33.57	33.76	28.42	28.07
52	20-Aug-11	0.00	0.00	65.13	19.06	32.40	32.58	27.50	27.18
53	20-Sep-11	0.00	0.00	78.25	18.90	32.31	32.50	27.51	27.19
54	20-Oct-11	0.00	0.00	103.97	19.37	33.30	33.49	28.42	28.11
55	20-Nov-11	0.00	0.00	147.08	18.59	32.14	32.33	27.50	27.21
56	20-Dec-11	0.00	0.00	313.38	19.05	33.13	33.32	28.41	28.12
57	20-Jan-12	0.00	0.00	0.00	18.32	31.98	32.17	27.49	27.22
58	20-Feb-12	0.00	0.00	0.00	18.45	31.92	32.11	27.50	27.24
59	20-Mar-12	0.00	0.00	0.00	19.84	34.07	34.27	29.41	29.13
60	20-Apr-12	0.00	0.00	0.00	18.68	31.82	32.00	27.52	27.27
61	20-May-12	0.00	0.00	0.00	19.42	32.83	33.02	28.45	28.20
62	20-Jun-12	0.00	0.00	0.00	18.90	31.72	31.91	27.54	27.31
63	20-Jul-12	0.00	0.00	0.00	19.63	32.74	32.93	28.47	28.24
64	20-Aug-12	0.00	0.00	0.00	19.10	31.64	31.83	27.56	27.35
65	20-Sep-12	0.00	0.00	0.00	19.19	31.60	31.79	27.57	27.37
66	20-Oct-12	0.00	0.00	0.00	19.92	32.62	32.82	28.50	28.30

1) Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.

2) Includes any Net Rate Carryover Amount.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Description of the Statistical Cut-Off Date Collateral

Summary
Statistical Cut-Off Date Loan Principal Balance	$1,017,845,048
Aggregate Number of Loans	9,017
Average Original Loan Principal Balance	$118,056
Average Statistical Cut-Off Date Loan Principal Balance	$112,881
Weighted Average Original Combined LTV	95.59%
Weighted Average Interest Rate	8.464%
Weighted Average Remaining Term to Stated Maturity (months)	287
Weighted Average Seasoning (months)	24
Weighted Average FICO Credit Score	620
Product Type — Fixed Rate	100.00%
Fully Amortizing Mortgage Loans	100.00%
Lien Priority — First	97.44%
— Second	2.56%
Occupancy Type — Primary	100.00%
Geographical Distribution—Top 3 States
- Pennsylvania	8.19%
- Ohio	6.27%
- New York	6.03%
Number of States	45
Loans with Prepayment Penalties	55.29%

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Original Principal Balances of the Home Equity Loans

Original Principal Balances ($)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Weighted Average Interest Rate (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)	Weighted Average Original FICO Score
Up to 50,000.00	983	32,668,634	3.21	9.921	81.35	624
50,000.01—100,000.00	3,383	242,660,254	23.84	8.790	93.86	622
100,000.01—150,000.00	2,502	294,231,517	28.91	8.441	96.85	621
150,000.01—200,000.00	1,205	198,176,751	19.47	8.313	97.43	618
200,000.01—250,000.00	492	106,029,281	10.42	8.182	96.89	620
250,000.01—300,000.00	205	53,770,867	5.28	8.080	95.22	617
300,000.01—350,000.00	117	36,615,086	3.60	8.075	95.59	615
350,000.01—400,000.00	64	23,031,774	2.26	7.916	95.39	620
400,000.01 and above	66	30,660,883	3.01	8.045	96.8	614

Total	9,017	1,017,845,048	100.00	8.464	95.59	620

As of the Statistical Cut-Off Date, the average original principal balance of the home equity loans was approximately $118,056 and the maximum original principal balance was approximately $792,952.

Statistical Cut-Off Date Principal Balances of the Home Equity Loans

Statistical Cut-Off Date Principal Balance ($)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Weighted Average Interest Rate (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)	Weighted Average Original FICO Score
Up to 50,000.00	1,219	43,495,779	4.27	9.682	81.31	625
50,000.01—100,000.00	3,405	256,346,997	25.19	8.740	94.49	623
100,000.01—150,000.00	2,444	298,559,670	29.33	8.428	97.14	620
150,000.01—200,000.00	1,080	183,917,904	18.07	8.303	97.38	617
200,000.01—250,000.00	470	104,379,557	10.25	8.188	96.75	620
250,000.01—300,000.00	178	48,407,782	4.76	8.042	94.68	615
300,000.01—350,000.00	111	35,910,653	3.53	8.107	95.91	613
350,000.01—400,000.00	53	19,688,216	1.93	7.953	95.25	616
400,000.01 and above	57	27,138,491	2.67	8.030	96.84	619

Total	9,017	1,017,845,048	100.00	8.464	95.59	620

As of the Statistical Cut-Off Date, the average principal balance of the home equity loans was approximately $112,881, and the maximum principal balance was approximately $772,894.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Interest Rates of the Home Equity Loans

Interest Rate (%)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Original Combined Loan-to-Value Ratio (%)	Weighted Average Original FICO Score
7.000— 7.999	2,148	310,887,697	30.54	144,734	90.68	628
8.000— 8.999	4,305	506,102,440	49.72	117,562	97.95	622
9.000 - 9.999	1,612	150,223,037	14.76	93,190	98.07	602
10.000—10.999	586	34,732,355	3.41	59,270	94.43	600
11.000—11.999	262	11,953,572	1.17	45,624	96.51	603
12.000—12.999	83	3,281,490	0.32	39,536	93.89	606
13.000—13.999	16	446,526	0.04	27,908	91.59	586
14.000—14.999	5	217,929	0.02	43,586	95.87	620

Total	9,017	1,017,845,048	100.00	112,881	95.59	620

As of the Statistical Cut-Off date, the weighted average interest rate of the home equity loans was 8.464% per annum.

Original Combined Loan-to-Value Ratios of the Home Equity Loans

Original Combined Loan-to-Value Ratio (%)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Interest Rate (%)	Weighted Average Original FICO Score
0.01 to 30.00	70	3,010,728	0.30	43,010	8.346	625
30.01 to 40.00	65	3,340,099	0.33	51,386	8.161	627
40.01 to 50.00	118	8,213,567	0.81	69,606	8.027	627
50.01 to 60.00	164	11,894,369	1.17	72,527	8.059	620
60.01 to 70.00	287	22,996,245	2.26	80,126	8.196	623
70.01 to 80.00	768	61,054,624	6.00	79,498	8.563	609
80.01 to 90.00	903	101,302,645	9.95	112,185	8.090	614
90.01 to 100.00	2,372	305,832,041	30.05	128,934	8.259	616
100.01 - 105.85	4,270	500,200,731	49.14	117,143	8.684	625

Total	9,017	1,017,845,048	100.00	112,881	8.464	620

As of the Statistical Cut-Off Date, the weighted average original combined loan-to-value ratio of the home equity loans was 95.59%.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Geographic Distribution of Mortgaged Properties of the Home Equity Loans

State	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
Pennsylvania	806	83,312,357	8.19
Ohio	604	63,817,369	6.27
New York	581	61,340,674	6.03
Virginia	425	60,486,677	5.94
Florida	338	45,456,203	4.47
Minnesota	255	41,085,454	4.04
Illinois	403	40,551,769	3.98
North Carolina	407	40,492,059	3.98
California	224	40,344,288	3.96
Missouri	372	37,852,920	3.72
Georgia	337	35,963,050	3.53
Indiana	339	32,592,313	3.20
Michigan	299	31,772,146	3.12
Maryland	186	28,473,733	2.80
Texas	513	27,768,452	2.73
Kentucky	262	26,315,397	2.59
Tennessee	241	24,205,816	2.38
Washington	150	21,330,338	2.10
Arizona	150	21,101,829	2.07
Colorado	128	20,146,071	1.98
Oklahoma	209	17,349,143	1.70
Connecticut	101	17,228,461	1.69
Kansas	181	17,037,894	1.67
South Carolina	168	16,628,242	1.63
Alabama	154	14,974,196	1.47
Wisconsin	125	13,686,720	1.34
Oregon	90	12,986,148	1.28
Nevada	65	12,934,028	1.27
Massachusetts	72	10,802,706	1.06
Utah	67	9,733,797	0.96
Delaware	70	9,551,215	0.94
Idaho	74	8,580,946	0.84
West Virginia	96	8,460,504	0.83
Iowa	95	8,317,601	0.82
Nebraska	80	8,128,491	0.80
New Hampshire	46	7,905,797	0.78
Maine	50	7,319,273	0.72
New Mexico	58	6,790,350	0.67
Louisiana	60	5,340,257	0.52
Wyoming	42	4,995,448	0.49
New Jersey	28	4,791,404	0.47
Hawaii	17	3,667,332	0.36
South Dakota	28	2,865,545	0.28
Rhode Island	16	2,740,019	0.27
Vermont	5	620,617	0.06

Total	9,017	1,017,845,048	100.00

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Occupancy Type of the Home Equity Loans

Occupancy Type	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
Primary	9,017	1,017,845,048	100.00

Total	9,017	1,017,845,048	100.00

Lien Priority of the Home Equity Loans

Lien Priority	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
First Lien	8,508	991,837,944	97.44
Second Lien	509	26,007,104	2.56

Total	9,017	1,017,845,048	100.00

Original Term to Maturity of the Home Equity Loans

Original Term to Maturity (Months)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
1 – 60	30	643,172	0.06
61 – 120	513	25,054,109	2.46
121 – 180	1,127	82,750,014	8.13
181 – 240	1,510	139,000,635	13.66
241 – 300	1,178	128,852,029	12.66
301 – 360	4,659	641,545,088	63.03

Total	9,017	1,017,845,048	100.00

As of the Statistical Cut-Off Date, the weighted average original term to maturity of the home equity loans was approximately 311 months.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Remaining Term to Maturity of the Home Equity Loans

Remaining Term to Maturity (Months)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
1 – 60	59	1,500,266	0.15
61 – 120	554	28,817,401	2.83
121 – 180	1,099	81,468,749	8.00
181 – 240	1,667	152,173,614	14.95
241 – 300	1,170	138,529,315	13.61
301 – 360	4,468	615,355,702	60.46

Total	9,017	1,017,845,048	100.00

As of the Statistical Cut-Off Date, the weighted average remaining term to maturity of the home equity loans was approximately 287 months.

Year of Origination of the Home Equity Loans

Year of Origination	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
2003	367	36,071,459	3.54
2004	3,930	402,537,721	39.55
2005	4,716	578,912,961	56.88
2006	4	322,907	0.03

Total	9,017	1,017,845,048	100.00

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

FICO Credit Scores (1)(2)

FICO Credit Score	Number of Home Equity Loans	Aggregate Principal Balance	Percent of Home Equity Loans by Aggregate Principal Balance	Average Principal Balance	Weighted Average Interest Rate	Weighted Average Original Combined Loan-to-Value Ratio
500 - 540	452	52,357,563	5.14	115,835	8.756	96.05
541 - 580	1,804	202,514,460	19.90	112,259	8.626	95.10
581 - 620	2,127	251,941,128	24.75	118,449	8.488	95.06
621 - 660	2,552	290,211,558	28.51	113,719	8.423	95.99
661 - 700	1,550	166,049,323	16.31	107,129	8.296	96.14
701 - 740	410	43,484,356	4.27	106,059	8.204	95.84
741 - 780	112	10,451,769	1.03	93,319	8.166	95.81
781 - 820	10	834,891	0.08	83,489	8.054	80.43

Total	9,017	1,017,845,048	100.00	112,881	8.464	95.59

As of the Statistical Cut-Off Date, the weighted average FICO Credit Score at origination of the home equity loans was 620.

(1)

HSBC Finance does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates credit-worthiness based upon a proprietary internal credit-scoring model. The FICO Credit Scores presented represent the scores entered into the first borrower’s field in HSBC Finance’s or its subsidiary’s electronic records at the time of application. These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of a home equity loan and may not be the score assigned to the primary obligor on the loan.

(2)

“FICO Credit Scores” are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower’s probability of default. The FICO Credit Score is based on a borrower’s historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Modeling Assumptions

• As of the Cut-Off Date, the home equity loans have the following characteristics:

	Current Balance ($)	Gross Coupon (%)	Servicing (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Next Payment Date
1	25,697,281.00	8.850	0.500	8.350	116	92	April 2007
2	82,750,014.43	8.647	0.500	8.147	176	152	April 2007
3	139,000,634.65	8.557	0.500	8.057	237	212	April 2007
4	128,852,029.23	8.542	0.500	8.042	292	269	April 2007
5	641,545,088.50	8.388	0.500	7.888	357	334	April 2007

•

the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity

•	the net loan rate for each home equity loan is equal to the loan rate less the rate at which the servicing fee is calculated
•	none of the sellers, the servicer or the depositor will repurchase any home equity loan, except where specified otherwise
•

there are no delinquencies or losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table, except where specified otherwise

•	• there is no interest shortfall in any month
•

• the Collection Period is the calendar month preceding the month in which such Distribution Date occurs, except that with respect to the initial Distribution Date, the Collection Period is the period beginning on April 1, 2007 and ending on April 30, 2007.

•	• payments on the Certificates will be received on the 20th day of each month, commencing in May 2007

•	• payments on the home equity loans earn no reinvestment return

•	• no reduction to the interest rate of any home equity loan occurs under the Pay Right Rewards program

•	• there are no additional ongoing issuing entity expenses payable out of the issuing entity

•	• the Certificates will be purchased on April 26, 2007
•	• the Formula Rates for the Class A-1F, A-2F and A-3F Certificates are 5.93% per annum, 5.51% per annum and 5.69% per annum, respectively
•

• the pass-through margins for the Class A-S, Class A-M, Class A-1V, Class A-2V, Class A-3V, Class A-4, Class M-1, and Class M-2 Certificates are 0.23% per annum, 0.30% per annum, 0.13% per annum, 0.20% per annum, 0.27 % per annum, 0.37% per annum, 0.45% per annum and 0.60% per annum, respectively

•	1-month LIBOR remains constant at 5.32%, except where specified otherwise

•	with regards to the following tables, except where specified otherwise, the optional termination is not exercised

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Classes A-S and A-M Certificates Outstanding(1) at the Following Percentages of the Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
April 2008	98	81	73	65	57	48	32
April 2009	95	65	51	39	27	16	0
April 2010	92	51	34	19	7	0	0
April 2011	89	38	26	19	7	0	0
April 2012	86	30	21	14	7	0	0
April 2013	82	26	17	10	6	0	0
April 2014	79	22	13	7	4	0	0
April 2015	74	18	10	5	3	0	0
April 2016	71	15	8	4	2	0	0
April 2017	66	13	6	3	1	0	0
April 2018	61	11	5	2	*	0	0
April 2019	56	9	4	1	0	0	0
April 2020	51	7	3	1	0	0	0
April 2021	47	6	2	*	0	0	0
April 2022	42	5	2	0	0	0	0
April 2023	36	4	1	0	0	0	0
April 2024	32	3	1	0	0	0	0
April 2025	29	3	*	0	0	0	0
April 2026	27	2	0	0	0	0	0
April 2027	24	2	0	0	0	0	0
April 2028	21	1	0	0	0	0	0
April 2029	18	1	0	0	0	0	0
April 2030	15	*	0	0	0	0	0
April 2031	13	0	0	0	0	0	0
April 2032	10	0	0	0	0	0	0
April 2033	7	0	0	0	0	0	0
April 2034	3	0	0	0	0	0	0
April 2035	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	13.75	4.64	3.26	2.39	1.69	1.11	0.77
Weighted Average Life to Call (years)(2)(3)	13.51	4.07	2.82	2.05	1.45	1.11	0.77

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*) Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Classes A-1F and A-1V Certificates Outstanding(1) at the Following Percentages of the Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
April 2008	96	66	51	35	20	5	0
April 2009	91	36	11	0	0	0	0
April 2010	86	10	0	0	0	0	0
April 2011	80	0	0	0	0	0	0
April 2012	74	0	0	0	0	0	0
April 2013	68	0	0	0	0	0	0
April 2014	61	0	0	0	0	0	0
April 2015	53	0	0	0	0	0	0
April 2016	46	0	0	0	0	0	0
April 2017	38	0	0	0	0	0	0
April 2018	29	0	0	0	0	0	0
April 2019	20	0	0	0	0	0	0
April 2020	11	0	0	0	0	0	0
April 2021	2	0	0	0	0	0	0
April 2022	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	8.07	1.59	1.08	0.80	0.63	0.51	0.35
Weighted Average Life to Call (years)(2)(3)	8.07	1.59	1.08	0.80	0.63	0.51	0.35

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*) Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Class A-2F and A-2V Certificates Outstanding(1) at the Following Percentages of the Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	0
April 2009	100	100	100	46	0	0	0
April 2010	100	100	8	0	0	0	0
April 2011	100	44	0	0	0	0	0
April 2012	100	0	0	0	0	0	0
April 2013	100	0	0	0	0	0	0
April 2014	100	0	0	0	0	0	0
April 2015	100	0	0	0	0	0	0
April 2016	100	0	0	0	0	0	0
April 2017	100	0	0	0	0	0	0
April 2018	100	0	0	0	0	0	0
April 2019	100	0	0	0	0	0	0
April 2020	100	0	0	0	0	0	0
April 2021	100	0	0	0	0	0	0
April 2022	71	0	0	0	0	0	0
April 2023	28	0	0	0	0	0	0
April 2024	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	15.49	3.96	2.69	2.00	1.56	1.26	0.87
Weighted Average Life to Call (years)(2)(3)	15.49	3.96	2.69	2.00	1.56	1.26	0.87

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*) Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Class A-3F and A-3V Certificates Outstanding(1) at the Following Percentages of the Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	94
April 2009	100	100	100	100	66	5	0
April 2010	100	100	100	21	0	0	0
April 2011	100	100	63	21	0	0	0
April 2012	100	86	31	0	0	0	0
April 2013	100	59	5	0	0	0	0
April 2014	100	36	0	0	0	0	0
April 2015	100	16	0	0	0	0	0
April 2016	100	0	0	0	0	0	0
April 2017	100	0	0	0	0	0	0
April 2018	100	0	0	0	0	0	0
April 2019	100	0	0	0	0	0	0
April 2020	100	0	0	0	0	0	0
April 2021	100	0	0	0	0	0	0
April 2022	100	0	0	0	0	0	0
April 2023	100	0	0	0	0	0	0
April 2024	94	0	0	0	0	0	0
April 2025	77	0	0	0	0	0	0
April 2026	64	0	0	0	0	0	0
April 2027	49	0	0	0	0	0	0
April 2028	32	0	0	0	0	0	0
April 2029	15	0	0	0	0	0	0
April 2030	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	19.83	6.50	4.49	3.00	2.15	1.73	1.19
Weighted Average Life to Call (years)(2)(3)	19.83	6.50	4.49	3.00	2.15	1.73	1.19

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*) Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Class A-4 Certificates Outstanding(1) at the Following Percentages of the Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	0
April 2010	100	100	100	100	45	0	0
April 2011	100	100	100	100	45	0	0
April 2012	100	100	100	90	45	0	0
April 2013	100	100	100	65	39	0	0
April 2014	100	100	83	47	26	0	0
April 2015	100	100	65	34	17	0	0
April 2016	100	99	51	25	11	0	0
April 2017	100	83	40	18	7	0	0
April 2018	100	69	31	13	1	0	0
April 2019	100	57	24	9	0	0	0
April 2020	100	47	18	4	0	0	0
April 2021	100	39	14	1	0	0	0
April 2022	100	32	11	0	0	0	0
April 2023	100	26	8	0	0	0	0
April 2024	100	21	3	0	0	0	0
April 2025	100	17	*	0	0	0	0
April 2026	100	13	0	0	0	0	0
April 2027	100	11	0	0	0	0	0
April 2028	100	8	0	0	0	0	0
April 2029	100	4	0	0	0	0	0
April 2030	98	1	0	0	0	0	0
April 2031	81	0	0	0	0	0	0
April 2032	62	0	0	0	0	0	0
April 2033	42	0	0	0	0	0	0
April 2034	20	0	0	0	0	0	0
April 2035	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	25.53	13.78	9.98	7.58	5.02	2.41	1.66
Weighted Average Life to Call (years)(2)(3)	24.01	10.16	7.18	5.38	3.47	2.39	1.65

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*) Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Class M-1 Certificates Outstanding(1) at the Following Percentages of the Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	73
April 2010	100	100	100	100	100	92	73
April 2011	100	100	80	58	100	92	73
April 2012	100	92	63	43	60	92	36
April 2013	100	78	50	31	18	66	8
April 2014	100	66	39	22	12	40	0
April 2015	100	56	31	16	8	19	0
April 2016	100	47	24	12	5	3	0
April 2017	100	39	19	8	0	0	0
April 2018	100	33	15	6	0	0	0
April 2019	100	27	11	2	0	0	0
April 2020	100	22	9	0	0	0	0
April 2021	100	19	7	0	0	0	0
April 2022	100	15	5	0	0	0	0
April 2023	100	12	0	0	0	0	0
April 2024	96	10	0	0	0	0	0
April 2025	88	8	0	0	0	0	0
April 2026	80	6	0	0	0	0	0
April 2027	73	5	0	0	0	0	0
April 2028	64	0	0	0	0	0	0
April 2029	55	0	0	0	0	0	0
April 2030	46	0	0	0	0	0	0
April 2031	38	0	0	0	0	0	0
April 2032	29	0	0	0	0	0	0
April 2033	20	0	0	0	0	0	0
April 2034	9	0	0	0	0	0	0
April 2035	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	22.51	9.88	7.02	5.62	5.57	6.60	4.21
Weighted Average Life to Call (years)(2)(3)	21.79	8.22	5.75	4.62	4.31	2.64	1.81

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*) Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Percentages of Initial Certificate Principal Balance of the Class M-2 Certificates Outstanding(1) at the Following Percentages of the Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100
April 2010	100	100	100	100	100	100	100
April 2011	100	100	80	58	97	100	12
April 2012	100	92	63	43	28	37	4
April 2013	100	78	50	31	18	10	0
April 2014	100	66	39	22	12	6	0
April 2015	100	56	31	16	8	0	0
April 2016	100	47	24	12	3	0	0
April 2017	100	39	19	8	0	0	0
April 2018	100	33	15	6	0	0	0
April 2019	100	27	11	0	0	0	0
April 2020	100	22	9	0	0	0	0
April 2021	100	19	7	0	0	0	0
April 2022	100	15	1	0	0	0	0
April 2023	100	12	0	0	0	0	0
April 2024	96	10	0	0	0	0	0
April 2025	88	8	0	0	0	0	0
April 2026	80	6	0	0	0	0	0
April 2027	73	1	0	0	0	0	0
April 2028	64	0	0	0	0	0	0
April 2029	55	0	0	0	0	0	0
April 2030	46	0	0	0	0	0	0
April 2031	38	0	0	0	0	0	0
April 2032	29	0	0	0	0	0	0
April 2033	20	0	0	0	0	0	0
April 2034	9	0	0	0	0	0	0
April 2035	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	22.50	9.84	6.99	5.50	5.03	5.04	3.67
Weighted Average Life to Call (years)(2)(3)	21.79	8.22	5.75	4.53	4.24	2.64	1.81

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*) Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Breakeven Losses

Static LIBOR
Class	CDR	Collateral Cum Loss
M-1	36.33	20.33%
M-2	27.86	17.47%

Forward LIBOR
Class	CDR	Collateral Cum Loss
M-1	37.55	20.61%
M-2	28.61	17.83%

Assumes:

1) 100% Prepayment Speed

2) 40% Loss Severity

3) Triggers failing

4) To call

5) Breakeven Loss represents CDR which results in first dollar of principal loss

6) 12 mos. Recovery Lag

7) No P&I Advanced

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Contacts
HSBC

UABS Term Origination

Rob DiOrio Managing Director	212-525-3651 rob.diorio@us.hsbc.com

Ted Hsueh Senior Vice President	212-525-2303 ted.hsueh@us.hsbc.com

Stephen Lei Vice President	212-525-7580 stephen.lei@us.hsbc.comUT

Vishal Desai Analyst	212-525-8199 vishal.v.desai@us.hsbc.com

UABS Syndicate

Michael Banchik Senior Vice President	212-525-3399 michael.banchik@us.hsbc.com

UABS Structuring and Analytics

Januar Laude Senior Vice President	212-525-6086 januar.laude@us.hsbc.comUT

Konstantin Babets Associate	212-525-4315 konstantin.babets@us.hsbc.com

HSBC Home Equity Loan Trust (USA) Proposed Transaction Structure

Important Information

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities described herein, supersedes any information contained in any prior similar material related to these securities. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The securities referred to herein are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and the underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that assets that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different assets may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the assets and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Any statistical analyses contained herein, including the composition of the assets and issuer liability structure, are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. Any statistical information contained herein may be based on preliminary assumptions about the assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. Neither the issuer of the securities nor any of its affiliates (other than HSBC Securities (USA) Inc. in its capacity as underwriter) prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions is necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.

This document is issued by HSBC Securities (USA) Inc. (“HSBC” and, together with its affiliates and subsidiaries, “HSBC Group”). Any member of the HSBC Group, in its capacity as principal or agent is involved in a wide range of commercial banking and investment banking activities globally (including investment advisory, asset management, research, securities issuance, trading and brokerage) from which conflicting interests or duties may arise. Any member of the HSBC Group and/or its clients may have or have had interests or long or short positions in the securities or other financial instruments of the type referred to herein and may at any time make purchases and/or sales in them as principal or agent. Any member of the HSBC Group may act or have acted as market-maker in the securities or other financial instruments of the type discussed herein.

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